EXCLUSIVE FINANCIAL ADVISOR AGREEMENT



         This Exclusive Financial Advisor Agreement ("Agreement") is made as of September 16, 1996, between Covol Technologies, Inc., a Delaware corporation ("Covol") and Coalco Corporation, a Massachusetts corporation ("COALCO").

         WHEREAS, Covol is seeking financing in connection with its synthetic coal producing, facility currently located at Vinyard, Utah (the "Facility").

         WHEREAS, Covol has generally discussed its objectives and activities with COALCO and desires COALCO to assist with such financing in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE. in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the parties hereto as follows:

         1.       Term and Duties.

                  (a) Covol engages COALCO as an independent contractor to advise and consult with it with respect to financing for the Facility, the sale of some or all of the Facility or other similar material transactions during the period commencing on the date hereof and terminating on the Final Date (as hereafter defined). COALCO's responsibilities under this Agreement shall be to provide to Covol a list of prospective investors (the "Investor Lists"), to introduce Covol to the person or entities on the Investor List, and to initiate discussions with those parties. If Covol and COALCO mutually agree, COALCO may initiate discussions with other parties which are not on the Investor List but which are specified by Covol. The persons, entities and parties on the Investor List or specified by Covol to COALCO for discussion are collectively referred to herein as the "Investors." COALCO may have such other duties hereunder as the parties may mutually agree. It is understood and agreed that COALCO has no authority to contractually obligate Covol in any way whatsoever and that any obligations of Covol must be authorized by the duly authorized representative of Covol.

                  (b)      For purposes of this Agreement,

                  "Final Date" means the later of August 20, 1997 or the six-month anniversary of the "Operations Date";

                  "Operations Date" means the first date on which the Facility has produced and sold 5,000 tons of synthetic coal product during any consecutive 30-day period, provided (i) such Facility has been placed in service within the meaning of Section 29(f) and (g) of the Code, and (ii) substantially all of the energy content (expressed in MMBtus) of the synthetic coal comprising such production and sale qualifies for the credit under Section 29 of the Code; and

                  "Code" means the Internal Revenue Code of 1986, as amended and any successor statute thereto.

                  (c) If, prior to the Final Date, any discussions initiated by COALCO with an Investor on the Investor List or with an Investor specified by Covol as described above result in (i) Covol selling a material portion (or substantially all) of the Facility, or (ii) C financing or an investment for its activities with respect to the Facility, (B) a binding commitment which results in such financing, invent or sale, or (C) a guarantee which enables such financing, investment or sale (including from a third party), (collectively the "Financing"), Covol agrees to pay COALCO the compensation in the amount and at the times provided in Section 5 hereof. COALCO shall be entitled to the compensation provided for herein even if some, most or all of the actual funding of the Financing occurs after the Final Date.

         2.       Related Transactions.    Covol agrees to pay COALCO additional
compensation in the amount and at the times provided in Section 5 hereof, with particular regard to the provisions of Section 5(e) if:

                  (a) (i) Covol receives any Financing from any Investor at any time prior to the Final Date, and (ii) such Investor provides any other Financing to Covol or any affiliate thereof (with respect to any facility producing synthetic coal or substantially similar product) at any time during the five (5) year period commencing on the date of the closing of the Financing to Covol; or

         (b) Covol or any affiliate thereof receives any Financing with respect to any facility producing synthetic coal or substantially similar product from any Investor on the Investor List at any time prior to December 31, 1998 and a significant portion of the benefits intended to be received by such Investor as a result of making such Financing is in the form of credits under Section 29 of the Code.

         3.       No Requirements for Investment.

         (a) Nothing combined in this Agreement requires Covol to accept any Financing on the terns or conditions thereof. COALCO shall be entitled to the compensation provided in Section 5 hereof only if Covol or any affiliate thereof accepts any portion of the Financing and actually receives, directly or indirectly, the gross proceeds of any portion thereof.

         (b) This Agreement does not constitute a commitment or undertaking by COALCO to provide any portion of the Financing, and not ensure the successful arrangement or completion of any such Financing or any portion thereof.

*** Missing informaiton mya be available upon request to the Company

         4. Investor List. The term "Investor" as used in this Agreement shall include any subsidiary or affiliate of such Investor. COALCO may add Investors to the Investor List at arty time during the term hereof, with the consent of Covol which consent shall not be unreasonably withheld. Investors may be removed from the Investor List only by mutual agreement. Any investor directly introduced to Covol by an Investor on the Investor List shall also be deemed to be an Investor on the Investor List "introduced" by COALCO to Covol for all purposes of this Agreement. However, the foregoing principle or secondary introductions shall apply beyond the second step (i.e., COALCO introduces A, which introduces B) only when such further introductions (i.e., B introduces C, C introduces D, etc.) involve the material and active participation of COALCO in the introduction which result in a Financing.

         5.       Compensation.

         (a) Covol  agrees to pay  COALCO a fee in the  amount set forth in this
Section 5 in the event that at any time prior to the "Final Date" Covol receives any Financing from an Investor on the Investor List or an Investor specified by Covol as described in Section 1 hereof.

         (b) In the event the aggregate amount of the Financing is receive by Covol in one lump sum at or soon after the closing of the Financing, the fee in dollars payable to COALCO hereunder shall equal:

                  (i)      ***

                  (ii)     ***

         (c) In the event the aggregate amount of the Financing is received by Covol in quarterly installments based primarily on the Production Amount (as defined below) during the calendar quarter immediately preceding the calendar quarter in which Covol receives such installment, the fee in dollars payable to COALCO hereunder shall be paid quarterly and shall equal each calendar quarter:

                  (i)      ***

                  (ii)     ***

         (d)      For purposes of this Section 5,

         "Production Amount" shall mean the energy content (expressed in MMBtus of the synthetic coal projected to be produced (by the Facility ) and sold to any purchaser (which is unrelated to Covol within the meaning of Section 29(a)(2)(A) of the Code) during a specified period; provided, however that (A) prior to the summation of the energy content for each calendar quarter during the specified period, such energy content shall be increased on an annual basis commencing on January 1, 1996, by an amount equal to the change in the GNP implicit price deflator ("GND") for the prior calendar year with 1995 as the base year; (B) if the manner in which the GND is determined is substantially revised or the GND shall become unavailable, the parties hereto shall cooperate in good faith to determine an acceptable alternative comparable index; and (C) in computing such energy content, there shall be excluded the energy content resulting from such production and sale which does not or will not qualify, for the credit under Section 29 of the Code.

         "F" shall mean the aggregate gross proceeds of the Financing received, directly or indirectly, by Covol at or soon after the closing of such Financing.

         "T" shall mean the Production Amount (as defined above) during the period commencing on the date of closing of such Financing and ending on December 31, 2007, as accepted by the Investor in connection with its providing the Financing.

         "Q" shall mean the aggregate gross proceeds of the installments of the Financing received, directly or indirectly, by Covol during a specific calendar quarter.

         "P" shall mean the Production Amount (as defined above) during the calendar quarter immediately preceding the calendar quarter during which "Q" (as defined above) is received by Covol.

         (e) In the event the aggregate amount of the Financing is received by Covol in a manner other than as specified in Section 5(b) or (c) above, the parties shall use their best efforts to determine an acceptable alternative comparable method to calculate the fee payable to COALCO hereunder so that the amount of such fee and the manner of its payment shall be substantially the same as described in Sections 5(b), (c) and (d) above and Section 5(f) below.

         (f) The sums due pursuant to this Section 5 shall be paid to COALCO contemporaneously with the receipt of the actual cash proceeds of the lump sum payment or each installment of the Financing by Covol from the Investor. All fees (or portions thereof) which are not paid within 30 toys of Covol's receipt of the related cash proceeds from the Investor shall bear interest at 12% per annum commencing on the date of such receipt by Covol.

         6. Representations, Warranties Covenants and Agreements of Covol. Covol hereby represents, warrants, covenants and agrees that:

         (a) No Untrue Statement; Compliance with Securities Laws. No Document (as defined in Section 9(a) hereof) will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Furthermore, Covol represents and warrants that any projections provided by Covol to

COALCO or any Investor in connection with any aspect of the Financing will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they were made, are reasonable.

         (b) Notification of Subsequent Material Events. If Covol incurs any material liability or obligation, direct or contingent, or enters into any material transaction not in the ordinary course of business, or there has been any material adverse change in the financial position or results of operation of Covol, then Covol shall promptly notify COALCO of any such event.

         (c) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Covol and constitutes a valid and binding agreement of Covol enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the performance of this Agreement by Covol and the consummation by Covol of the transactions contemplated herein, will not result in a material breach of any of the terms and provisions of, or constitute a default under, any law, regulation, indenture, mortgage, deed of trust, note, agreement, lease or other agreement or instrument to which Covol is a party or by which it or any of its property is bound, or under any rule or regulation or order of any court or other governmental agency or body applicable to Covol; and, no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement by Covol, or for the consummation by Covol of the transactions contemplated hereby.

         7. Exclusivity; Non-solicitation. By the terms of this Agreement, COALCO has been appointed by Covol as its sole and exclusive financial advisor with respect to matters pertaining to any Financing. Accordingly, Covol agrees that it will not solicit, entertain proposals from, or hold discussions with, any other person or entity regarding a Financing to Covol with respect to the Facility, during the period commencing the date hereof and ending on the Final Date, except for discussions with Investors on the Investor List or Investors specified by Covol as set forth in Section 1 hereof which are initiated by, or immediately referred to, COALCO.

         8.       Indemnification.

         (a) Indemnification of COALCO. Covol agrees to indemnify, defend and hold harmless COALCO, its shareholders, directors, officers, employees and agents (individually, the "Indemnitee" and collectively, the "Indemnitees"), from and against any losses, claims, damages or liabilities, joint or several, including costs and reasonable attorneys' fees incurred in the investigation and defense of such claims, to which any Indenmitee becomes subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based, directly or indirectly, upon (i) any untrue statement or alleged untrue statement of any material fact contained in any documents or written material furnished by Covol to COALCO or any Investor in connection with the transactions contemplated herein (collectively, the "Documents"), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any breach by Covol of any of its representations, warranties, covenants or agreements in this Agreement, or (iv) any Financing. In addition, Covol agrees to reimburse each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action.

         (b) Indemnification of Covol. COALCO agrees to indemnify, defend and hold harmless Covol, its shareholders, directors, officers, employees and agents (individually the "Covol Indemnitee" and collectively, the "Covol Indemnitees"), for any willful violation by COALCO in connection with the transactions contemplated herein, of (i) any applicable state or federal law or any rule or regulation thereunder, provided that such violation is not based upon any violation by any Covol Indemnitee of such law, rule or regulation, or (ii) any breach by COALCO of any of its representations, warranties, covenants or agreements in this Agreement.

         (c) Notice of Claim. Within 30 allays of the receipt by a party entitled to indemnification or legal defense under Section 8(a) or (b) hereof of notice of the commencement of any action referred to therein, such indemnified party shall, if any claim in respect thereof is to be made against the indemnifying party under Section 8(a) or (b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under Section 8(a) or (b) hereof. In case any action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying patty shall be entitled to participate in, and, to the extent that it shall wish, jointly with any indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice to the indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 8(a) or (b) for any expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that the indemnifying party shall continue to be liable for all other losses sustained by the indemnified party to the extent provided in Section 8(a) or 8(b) hereof. No indemnification shall be required hereunder for any payment made in settlement of any suit or claim unless such payment is approved by the indemnifying party or by a court of competent jurisdiction.

         (d) Contribution. If the indemnification provided in Section 8(a) above is for any reason held to be unavailable, then Covol shall contribute to any damages paid by any Indemnitee. If the indemnification provided in Section 8(b) above is for any reason held to be unavailable, then COALCO shall contribute to any damages paid by the Covol Indemnitee. Any contribution in either case shall be based on relative fault and on the relative benefits received.

         9. Confidentiality. Neither party hereto stall disclose any of the terms, conditions or other aspects of the transactions contemplated herein, except to their advisors, shareholders and Investors and the advisors of such Investors. Any information (a) provided by COALCO to Covol or by Covol to COALCO, and (b) which is not otherwise customarily excluded for the definition of confidential information, shall be treated in accordance with the confidentiality agreement dated on or about July 2, 1996, signed by Covol and LKD Energy Corporation as if such agreement were reciprocal with respect to the treatment of such information and as if the agreement had been signed by Covol, on the one hand, and by COALCO, on the other hand.

         10. Termination. This Agreement shall terminate on the Final Date, unless sooner terminated by any party hereto in accordance with this Section. The term of this Agreement may be extended by mutual agreement of all of the parties hereto. Covol shall have the right to terminate this Agreement in the event of a material default by COALCO under this Agreement or a material breach of any representation or warranty by COALCO under this Agreement; and COALCO shall have the right to terminate this Agreement in the event of the occurrence of one of the events with respect to Covol set forth In Section 6(b) hereof, a material default by Covol under this Agreement or a material breach of any representation or warranty by Covol under this Agreement; provided in the case where a non-defaulting party asserts that a material default has occurred, it shall notify the defaulting party in writing and allow the party in default a period of 30 days from the date of receipt of such notice to cure the default. In the event of a default or breach under this Agreement by my party hereto, the the other parties shalt have all rights and remedies as are provided at law or in equity in addition to the rights expressly provided herein.

         Notwithstanding anything contained herein, the provisions of Sections 2, 5, 8 and 9 hereof shall remain operative and in full force and effect, and shall survive the termination or expiration of this Agreement.

         11. Notices. All notices, demands and other communications provided for or permitted herein shall be in writing and shall be deemed properly served (i) by hand delivery, telecopy or other facsimile transmission, on the day sued at the time on which delivered to the intended recipient at the address or telecopier number set forth in this Agreement, (ii) if sent by mail, on the third business day after the day on which deposited in the United States certified or registered mail, postage prepaid, return receipt requested, addressed to the intended recipient at its address set forth in this Agreement; or (iii) if by Federal Express or other reputable express mail service for overnight delivery, on the next business day after delivery to such express mail service, addressed to the intended recipient at its address set forth in this Agreement. All notices required or permitted to be served upon either party hereunder will be directed to:

if to CovoL, to:                                     Covol Technologies, Inc.
                                            3820 North Frontage Road
                                            Lehi, Utah 84043
                                            Attn: Michael Midgley, President
                                            (801) 768-4483 (fax)


if to COALCO, to:                                    COALCO
                                            c/o Palmer Management Corp.
                                            13 Elm Street, Suite 200
                                            Cohasset, MA 02025
                                            Attn: Gordon L. Deane
                                            (617) 383-3205 (fax)

         Any party may specify a different address or telecopier number by sending the other parties a notice thereof in the manner specified in this
Section 11.

          12. Construction. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Massachusetts. The parties agree that, to the extent possible, the federal and/or state courts of the State of Massachusetts shall have jurisdiction over any litigation entered into hereunder. If the parties hereto so agree in writing at the time any dispute arises, any dispute between any of the parties hereto arising under this Agreement which cannot be settled may be submitted to arbitration conducted in accordance with the Rules of the American Arbitration Association. The award or decision rendered by any arbitrator shall be final, and judgment may be entered in any court having jurisdiction concept that any party may petition a court of competent jurisdiction for review of errors of law.

         13. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which shall constitute a single agreement

         14.      Headings.  The  headings  appearing  in  this  Agreement   are
intended for convenience and reference only, and are not to be considered in construing this Agreement or any part hereof.

         15. Severability. If any term or provision of this Agreement or the application thereof to any party or circumstance be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those to which it has been held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         16. Successors and Assigns. Subject to the restrictions on assignment herein contained, the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and personal representatives of the respective parties hereto. This Agreement shall not (directly, indirectly. contingently or otherwise) confer or be construed as conferring any rights or benefits on any person or entity not named as a party hereto, except as otherwise specifically provided in Section 9 hereof. No party hereto may assign this Agreement or any of its obligations hereunder without the prior consent of the other parties. except that COALCO may subcontract out or delegate any or all of its obligations hereunder without obtaining the consent of Covol, provided in such case, COALCO is not relieved of any of its obligations or liabilities hereunder.

     17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements end understandings between the parties relating to the subject matter hereof.

     18. Amendments. This Agreement may only be amended or modified by a written instrument signed by both parties hereto.

     IN WITNESS WHEREOF, COVOL and COALCO have executed this Agreement as of the date set forth above.

                                      COVOL TECHNOLOGIES, INC.
                                      a Delaware corporation
                                      By: Michael Midgley


                                      COALCO CORPORATION,
                                      a Massachusetts corporation
                                      By: Douglas M. Kinney